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                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock

                                       of

                            KINNARD INVESTMENTS, INC.

                                       at

                           $7.50 NET PER SHARE IN CASH

                                       by

                              SW ACQUISITION, INC.

                          a wholly-owned subsidiary of

                            STOCKWALK.COM GROUP, INC.

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON MONDAY, JANUARY 10, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase dated December 8, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by SW Acquisition, Inc., a Minnesota corporation (the "Purchaser") and a wholly-owned subsidiary of Stockwalk.com Group, Inc., a Minnesota corporation ("Stockwalk"), to purchase all outstanding shares of Common Stock, par value $0.02 per share (the "Shares"), of Kinnard Investments, Inc., a Minnesota corporation (the "Company"), net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith.

         THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

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         Your attention is directed to the following:

                  1. The offer price is $7.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

                  2. The Offer is being made for all outstanding Shares.

                  3. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 10, 2000, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

                  4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, together with the Shares owned by Stockwalk and its affiliates, constitutes a majority of all outstanding Shares on a fully-diluted basis on the date of purchase, (2) the Purchaser being satisfied, in its sole discretion, that the Company has taken appropriate measures such that the Offer is approved in accordance with the Minnesota Business Combination Act, (3) the Purchaser being satisfied, in its sole discretion, that the Company has not adopted a shareholder rights plan or other defensive measures or voted to increase the number of outstanding shares of capital stock to more than 5,626,115 shares of common stock, and (4) that the Purchaser has obtained sufficient financing to enable it to consummate the Offer. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 14, and 15 of the Offer to Purchase.

                  5. Any stock transfer taxes applicable to a transfer of Shares to the Purchaser will be paid or caused to be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

         If you wish to have us tender any or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereto. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

         Payment for Shares accepted for payment pursuant to the Offer will, in all cases, be made only after timely receipt by Firstar Bank Minnesota, N.A. (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such shares, (b) a Letter of Transmittal or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering

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shareholders may be paid at different times depending upon when certificates for
Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

         The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                                      -3-

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           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            KINNARD INVESTMENTS, INC.

         The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 8, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by SW Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of Stockwalk.com Group, Inc., a Minnesota corporation, to purchase all outstanding shares of Common Stock, $.02 par value per share (the "Shares"), of Kinnard Investments, Inc., a Minnesota corporation.

         This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

                                                       SIGN HERE

Number of Shares to be Tendered:
                                         ---------------------------------------
                            Shares
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                                                       Signature(s)

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                                         ---------------------------------------
                                                  (Please Print Name(s))

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Account Number:                          ---------------------------------------
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                                         ---------------------------------------
                                         (Please type or print address(es) here)

Dated:                   , 1999/2000     ---------------------------------------
      -------------------                     Area Code and Telephone Number

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                                         Tax Identification or Social Security
                                                        Number(s)